Exhibit 10.1(a)

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LICENSE AGREEMENT
BETWEEN
NEOTOPE BIOSCIENCES LIMITED
AND
THE REGENTS OF THE UNIVERSITY OF CALIFORNIA
FOR
CASE NO. SD2002-035

TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS	2

ARTICLE 2. GRANTS	4

ARTICLE 3. CONSIDERATION	6

ARTICLE 4. REPORTS, RECORDS AND PAYMENTS	8

ARTICLE 5. PATENT MATTERS	11

ARTICLE 6. GOVERNMENTAL MATTERS	14

ARTICLE 7. TERMINATION OR EXPIRATION OF THE AGREEMENT	14

ARTICLE 8. LIMITED WARRANTY AND INDEMNIFICATION	15

ARTICLE 9. USE OF NAMES AND TRADEMARKS	17

ARTICLE 10. MISCELLANEOUS PROVISIONS	17

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LICENSE AGREEMENT
This agreement (“Agreement”) is made by and between NEOTOPE BIOSCIENCES LIMITED, a private limited company incorporated under the laws of Ireland with offices at 25- 28 North Wall Quay, Dublin 1, Ireland (“LICENSEE”) and The Regents of the University of California, a California corporation having its statewide administrative offices at 1111 Franklin Street, Oakland, California 94607-5200 (“UNIVERSITY”), represented by its San Diego campus having an address at University of California, San Diego, Technology Transfer Office, Mail Code 0910, 9500 Gilman Drive, La Jolla, California 92093-0910 (“UCSD”).
This Agreement is effective on the date of the last signature (“Effective Date”).
RECITALS
WHEREAS, the inventions disclosed in UCSD Disclosure Docket No. SD2002-035 and titled “DEVELOPMENT OF AN ANTI-PARKINSON'S VACCINE IN TRANSGENIC MICE” (“Invention”), was made in part by employees of Elan Pharmaceuticals, Inc. (“Elan”), predecessor in interest to Licensee, and arose in part from research at UCSD by Dr. Eliezer Masliah and his associates (hereinafter and collectively, the “Inventors”) and are covered by Patent Rights as defined below;
WHEREAS, the development of the Invention was sponsored in part by Elan and as a consequence this license is subject to overriding obligations to the same under the sponsorship agreement;
WHEREAS, the sponsorship agreement referred to above included the transfer of sponsor’s material to UNIVERSITY and provisions limiting the use of said material;
WHEREAS, Elan assigned its rights in the Invention to Licensee;
WHEREAS, the Inventors are employees of UCSD, and they are obligated to assign all of their right, title and interest in the Invention to UNIVERSITY;
WHEREAS, LICENSEE entered into a secrecy agreement (UC Control No. 2012-20-0615) with UNIVERSITY, effective 5/15/2012, for the purpose of evaluating the Invention (the “Secrecy Agreement”);
WHEREAS, LICENSEE entered into Option Agreements (UC Control No. 2004-12-0016 and 2007-12-0032) with UNIVERSITY, effective 4/1/2003 and 7/11/2006 respectively, arising from the sponsorship agreement;
WHEREAS, UNIVERSITY is desirous that the Invention be developed and utilized to the fullest possible extent so that its benefits can be enjoyed by the general public;
WHEREAS, LICENSEE is desirous of obtaining certain rights from UNIVERSITY for commercial development, use, and sale of the Invention, and the UNIVERSITY is willing to grant such rights; and

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WHEREAS, LICENSEE understands that UNIVERSITY may publish or otherwise disseminate information concerning the Invention at any time and that LICENSEE is paying consideration thereunder for its early access to the Invention not continued secrecy therein.
NOW, THEREFORE, the parties agree:
ARTICLE 1.DEFINITIONS
The terms, as defined herein, shall have the same meanings in both their singular and plural forms.
1.1    “Affiliate” means any corporation or other business entity which is bound in writing by LICENSEE to the terms set forth in this Agreement and in which LICENSEE owns or controls, directly or indirectly, at least fifty percent (50%) of the outstanding stock or other voting rights entitled to elect directors, or in which LICENSEE is owned or controlled directly or indirectly by at least fifty percent (50%) of the outstanding stock or other voting rights entitled to elect directors; but in any country where the local law does not permit foreign equity participation of at least fifty percent (50%), then an “Affiliate” includes any company in which LICENSEE owns or controls or is owned or controlled by, directly or indirectly, the maximum percentage of outstanding stock or voting rights permitted by local law.
1.2    “Combination Product” means any product which is a Licensed Product (as defined below) and contains other product(s) or product component(s) that is not an excipient, diluent, adjuvant, buffer and the like and (i) does not use Invention, or Patent Rights (as defined below); (ii) the sale, use or import by itself does not contribute to or induce the infringement of Patent Rights; (iii) is sold separately by LICENSEE, its Sublicensee (as defined below) or an Affiliate; and (iv) enhances the market price of the final product(s) sold, used or imported by LICENSEE, its Sublicensee, or an Affiliate.
1.3    " Commercially Reasonable Efforts" means that the LICENSEE will use the efforts of a similarly situated company in its industry entrusted with the exercise of rights under an exclusive patent license but the level of effort will be no less than: (a) marketing Licensed Products in quantities calculated to address anticipated market demand once marketing has begun and (b) seeking needed governmental approvals for marketing Licensed Products with diligence in supplying indicated information to, and replying to, appropriate governmental offices in the process. Commercially Reasonable Efforts shall in no case involve a shelving of the development, marketing or sale of Licensed Products or a suspension of the diligent pursuit of needed governmental approval for Licensed Products.
1.4    “Field” means diagnostic, therapeutic and prophylactic uses, excluding [***].
1.5    "Licensed Method" means any method that is covered by a Valid Claim the use of which would constitute, but for the license granted to LICENSEE under this Agreement and Licensee’s co-ownership interest, an infringement, an inducement to infringe or contributory infringement, of any pending or issued claim within Patent Rights, had LICENSEE not had rights in patents and patent applications claiming Invention.
1.6    "Licensed Product" means any service, composition or product that is covered by a Valid Claim and the manufacture, use, sale, offer for sale, or importation of which would

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constitute, but for the license granted to LICENSEE under this Agreement and Licensee’s co-ownership interest, an infringement, an inducement to infringe or contributory infringement, of any pending or issued claim within the Patent Rights, had LICENSEE not had rights in patents and patent applications claiming Invention.
1.7    “Net Sales” means the gross amount charged for Licensed Products sold by LICENSEE, Sublicensees and/or Affiliates to third parties, less the sum of (a) and (b) where applicable and if reasonable, separately listed, (a) is a provision for (i) reasonable cash, trade, and quantity discounts or rebates other than price discounts granted at the time of the sale (as allowed under applicable law), reasonable service allowances and reasonable broker’s or agent’s commissions, if any, actually allowed or paid, (ii) credits or allowances actually given or made for rejection or return of, previously sold products or retroactive price reductions (including Medicaid, Medicare, government, commercial and similar types of rebates), (iii) sales tax, use tax, tariff, import/export duties or other excise taxes or other governmental charges levied on, attributable to or measured by the billing amount (excluding income, franchise, and value added taxes except to the extent that value added taxes have actually been paid and are not reimbursable), as adjusted for rebates and refunds, (iv) transportation, freight and insurance charges actually incurred and directly related to the distribution of the Licensed Products (excluding amounts reimbursed by third party customers), (v) reasonable credits or allowances actually given or made for wastage replacement, and (vi) taxes paid by LICENSEE, Sublicensees and/or Affiliates to the United States Government or an instrumentality thereof under 42 U.S.C. 300 aa-1 et seq. or other similar legislation, or to a State of the United States or to a government of any other country or portion thereof insuring against liability arising out of the manufacture, use or sale of Licensed Products by LICENSEE, Sublicensees and/or Affiliates; and (b) is a periodic adjustment of the provision determined in (a) to reflect amounts actually incurred for (i), (ii), (iii), (iv), and (v). A “Sale” of a Licensed Product is deemed to occur upon the invoicing, or if no invoice is issued, upon the earlier of shipment or transfer of title in the Licensed Product to a third party. For purposes of calculating Net Sales, transfers to a Sublicensee or an Affiliate of Licensed Product under this Agreement for (i) end use (but not resale) by the Sublicensee or Affiliate shall be treated as sales by LICENSEE at list price of LICENSEE, or (ii) resale by a Sublicensee or an Affiliate shall be treated as sales at the list price of the Sublicensee or Affiliate.
1.8    “Patent Costs” means all expenses for the preparation, filing, prosecution, and maintenance of all United States and foreign patents included in Patent Rights. Patent Costs shall also include out-of-pocket expenses for patentability opinions, inventorship determination, preparation and prosecution of patent application, re-examination, re-issue, interference, and opposition activities related to patents or applications in Patent Rights.
1.9    “Patent Rights” means UNIVERSITY’s rights in any the US and foreign patent applications described un Exhibit A disclosing and claiming the Invention, filed by Inventors and assigned to UNIVERSITY; and continuing applications thereof including divisions, substitutions, and continuations-in-part (but only to the extent the claims thereof are entirely supported in the specification and entitled to the priority date of the parent application); any patents issuing on said applications including reissues, reexaminations and extensions; and any corresponding foreign applications or patents.

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1.10    “Sublicense” means an agreement into which LICENSEE enters with a third party that is not an Affiliate for the purpose of (i) granting certain rights; (ii) granting an option to certain rights; or (iii) forbearing the exercise of any rights, granted to LICENSEE under this Agreement.
1.11    Sublicense Fees” means all issue fees, milestone payments and similar license fees received by LICENSEE from its Sublicensees in consideration for the grant of a Sublicense, but excluding: (i) earned royalties based on sales of Licensed Products; (ii) research payments and reimbursement of research or development costs or expenses which are explicitly earmarked for research and development activities in a specific contract (entered into after the Effective Date of this Agreement) with a Sublicensee towards the commercialization of Licensed Products; (iii) amounts paid for purchase of stock or other equity or debt interests in LICENSEE, provided that if such equity investments are at a price greater than fair market value, the premium shall be included in Sublicense Fees; (iv) reimbursement of patent costs and other out-of-pocket costs incurred in connection with filing, prosecuting, and/or maintaining the Patent Rights; and (v) payments received for the supply of goods (including Licensed Products) or services, which is subject to the provisions of Paragraph 3.1d or 3.1f (as applicable).
1.12    “Term” means the period of time beginning on the Effective Date and ending on the expiration date of the longest-lived Patent Rights.
1.13    “Territory” means worldwide where Patent Rights exist.
1.14    “Valid Claim” means any claim of an issued and unexpired patent within Patent Rights that has not been held unenforceable, unpatentable or invalid by a decision of a court or governmental agency of competent jurisdiction, which decision is unappealable or unappealed within the time allowed for appeal.
ARTICLE 2. GRANTS
2.1    License. Subject to the limitations set forth in this Agreement, UNIVERSITY hereby grants to LICENSEE and Affiliates, and LICENSEE hereby accepts, a exclusive license, with the right of Sublicense, under UNIVERSITY’s rights in Patent Rights to make and have made, to use and have used, to sell and have sold, to offer for sale, and to import and have imported Licensed Products and to practice Licensed Methods in the Field within the Territory and during the Term. LICENSEE agrees to be responsible for Affiliates performance of and compliance with the terms of this Agreement.
The license granted herein is exclusive for University’s interests in the Patent Rights.
2.2    Sublicense.
(a)    The license granted in Section 2.1 includes the right of LICENSEE to grant Sublicenses of UNIVERSITY’s interest in the Patent Rights to third parties during the Term but only for as long as this license is exclusive.
(b)    With respect to Sublicense granted pursuant to Paragraph 2.2(a), LICENSEE shall:

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(i)    not receive, or agree to receive, anything of value in lieu of cash as consideration from a third party under a Sublicense granted to a Sublicensee without the express written consent of UNIVERSITY.
The supply of goods, services, or leased space between the Licensee and Sublicensee shall not be considered non-cash consideration under this paragraph to the extent the supply of goods, services, or leased space are at fair market value for dealings with unrelated third parties and with no premium due to the sublicensed rights in the Patent Rights.
(ii)    to the extent applicable, include in any Sublicense all of the rights of and obligations due to UNIVERSITY and contained in this Agreement;
(iii)    promptly provide UNIVERSITY with a copy of each Sublicense issued, which shall be LICENSEE’s Confidential Information and shall be held in confidence as set forth in Section 10.2. LICENSEE may redact those portions of a Sublicense that do not relate to this Agreement.
(iv)    collect and guarantee payment of all payments due, directly or indirectly, to UNIVERSITY from any Sublicensees and summarize and deliver all reports due, directly or indirectly, to UNIVERSITY from Sublicensees.
(c)    Upon termination of this Agreement for any reason, UNIVERSITY, at its sole discretion, shall determine whether LICENSEE shall cancel or assign to UNIVERSITY any and all Sublicenses.
(d)    If LICENSEE grants a license to a third party under its own interest in any Patent Rights, LICENSEE shall also concurrently grant a Sublicense under Patent Rights to said third party under this Section 2.2.
2.3    Reservation of Rights. Subject to Sections 2.3(d) and (e), UNIVERSITY reserves the right to:
(a)    use the Invention and Patent Rights for educational and research purposes; and
(b)    publish or otherwise disseminate any information about the Invention at any time; and;
(c)    allow other nonprofit institutions to use and publish or otherwise disseminate any information about Invention and Patent Rights for educational and research purposes.
(d)    For the avoidance of doubt, the provisions of that certain Research Agreement dated September 1, 2001 between UNIVERSITY and Elan Pharma International Limited, predecessor in interest to LICENSEE, and its seven amendments, limiting use and transfer of the material continue to apply under this Agreement.
(e)    UNIVERSITY shall request Dr. Eliezer Masliah to notify the UNIVERSITY’s licensing professional responsible for the administration of this Agreement who

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agrees to provide notice to any corporate sponsor that approaches him with a similar antibody for work in the same therapeutic area that (i) UNIVERSITY’s Patent Rights have been exclusively licensed, and (ii) LICENSEE has patent rights solely owned by LICENSEE , including compositions that may be relevant to the material the potential sponsor is proposing to use in the research project. LICENSEE agrees that UNIVERSITY may provide any such potential sponsor notified under this paragraph 2.3e contact information of LICENSEE.
ARTICLE 3. CONSIDERATION
3.1    Fees and Royalties. The parties hereto understand that the fees and royalties payable by LICENSEE to UNIVERSITY under this Agreement are partial consideration for the license granted herein to LICENSEE and Affiliates under Patent Rights. LICENSEE shall pay UNIVERSITY:
(a)    a license issue fee of [***], within [***] days after the Effective Date;
(b)    license maintenance fees of [***] per year and payable on the first anniversary of the Effective Date and annually thereafter on each anniversary; provided however, that LICENSEE’s obligation to pay this fee shall end on the date when LICENSEE is commercially selling a Licensed Product;
(c)    one-time milestone payments in the amounts payable according to the following schedule or events for each Licensed Product, each payment being due and payable one time only and within [***] days after the occurrence of the corresponding event:

Amount	Date or Event
(i) [***]	[***]
(ii) [***]	[***]
(iii) [***]	[***]
(iv) [***]	[***]
(v) [***]	[***]
(vi) [***]	[***]
(vii) [***]	[***]
(viii) [***]	[***]
(ix) [***]	[***]

(d)    an earned royalty of one percent (1%) on Net Sales of Licensed Products by LICENSEE, Sublicensees and/or its Affiliate(s); provided, however, that the earned

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royalty due on Net Sales of Combination Product by LICENSEE, Sublicensees and/or its Affiliate(s) shall be calculated as below:
Earned Royalties due UNIVERSITY = [A/(A+B)] x Royalty Rate on Net Sales of the Licensed Products x Net Sales of Combination Product, where:
A is the separately listed Net Sale unit price of the Licensed Product or Licensed Product components; and
B is the separately listed sale prices of the individual products or product components, respectively, that satisfy the requirements outlined in Paragraph 1.3 (“Combination Products”).
In the event LICENSEE is required to pay royalties to one or more third parties for rights necessary to make, use or sell Licensed Products, LICENSEE may deduct [***] from the earned royalties payable to UNIVERSITY for every [***] LICENSEE actually pays to said third parties; provided, however, in no event shall the amount payable to UNIVERSITY be less than [***] of the amount otherwise due (Abatement”).
(e)    A percentage of all Sublicense fees received by LICENSEE from its Sublicensees, according to the following schedule:

Percentage	Timing of Sublicense
[***]	[***]
[***]	[***]
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(f)    Beginning the calendar year of commercial sales of the first Licensed Product by LICENSEE, its Sublicensee, or an Affiliate and if the total earned royalties paid by LICENSEE under Paragraphs 3.1(d) and (f) to UNIVERSITY cumulatively amounts to less than:
(i)    [***];
(ii)    [***];
(iii)    [***],
LICENSEE shall pay to UNIVERSITY the above amounts as a minimum annual royalty on or before February 28 following the last quarter of such year the difference between amount noted above and the total earned royalty paid by LICENSEE for such year under Paragraphs 3.1(d) and (f); provided, however, that for the year of commercial sales of the first Licensed Product, the amount of minimum annual royalty payable shall be pro-rated for the number of months remaining in that calendar year.
(g)    All fees and royalty payments specified in Paragraphs 3.1(a) through 3.1(f) above shall be paid by LICENSEE pursuant to Paragraph 4.3 and shall be delivered by LICENSEE to UNIVERSITY as noted in Paragraph 10.1.

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(h)    The royalties under Sections 3.1(d) and 3.1(e) continue, on a country-by-country basis, until the expiration of the last to expire patent containing a Valid Claim covering the applicable Licensed Product or Licensed Method.
3.2    Due Diligence.
(a)    LICENSEE shall use Commercially Reasonable Efforts, either directly or through its Affiliate(s) or Sublicensee(s) to:
(i)    diligently proceed with the development, manufacture and sale of Licensed Products;
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(b)    If LICENSEE should reasonably believe it may fail to meet any of its obligations specified in Paragraphs 3.3(a)(iii)-(iv) and provides UNIVERSITY with notice of its concern at least [***] months prior to the relevant date of such obligation, LICENSEE and UNIVERSITY shall enter into good faith negotiations to amend this Agreement to extend the dates for satisfaction of such obligation and, if applicable, the remaining obligations.
(c)    If LICENSEE fails to perform its obligations specified in Paragraphs 3.3(a)(i)-(ii) or the negotiations pursuant to Paragraph 3.3(b) fail to result in an amendment to this Agreement and LICENSEE fails to perform any of its obligations specified in Paragraphs 3.3(a)(iii)-(iv), then UNIVERSITY shall have the right and option to terminate this Agreement. This right, if exercised by UNIVERSITY, supersedes the rights granted in Article 2.
ARTICLE 4. REPORTS, RECORDS AND PAYMENTS
4.1    Reports.
(a)    Progress Reports.
If requested, six months after the Effective Date, UNIVERSITY may request a progress report, and then on the subsequent anniversary after Effective Date and ending on the date of first commercial sale of a Licensed Product in the United States, within [***] days after receipt of UNIVERSITY’s progress report form, LICENSEE will provide an annual progress report relating to LICENSEE’s (and Affiliate’s and Sublicensee’s) activities for the preceding twelve months to develop and test all Licensed Products and obtain governmental approvals necessary for marketing the same (the “Progress Report”). Such Progress Reports shall be due within [***] days after the anniversary of the Effective Date of this Agreement and include a summary of work completed, summary of work in progress, current schedule of anticipated events or milestones, market plans for introduction of Licensed Products, and summary of resources (dollar value) spent in the reporting period. The Progress Reports referred to in this Section 4.1 (a) should be marked with the following title and case number: “License Agreement between UCSD and Neotope, Inc. for case 2002-035.” Progress Reports shall be submitted as attachment to UCSD’s email address: tto-reports@ucsd.edu.

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(b)    Royalty Reports
After the first commercial sale of a Licensed Product anywhere in the world, LICENSEE shall submit to UNIVERSITY semi-annual royalty reports on or before each of May 31 and November 30 of each year. Each May and November royalty report shall cover LICENSEE’S (and each Affiliate’s and Sublicensee’s) activities October through March and April through August, respectively, and shall show:
(i)    the date of first commercial sale of a Licensed Product in each country;
(ii)    the gross sales, deductions as provided in Paragraph 1.6 (Net Sales), and Net Sales during the most recently completed calendar quarter and the royalties, in US dollars, payable with respect thereto;
(iii)    the number of each type of Licensed Product sold;
(iv)    Sublicense fees and royalties received during the most recently completed calendar quarter in US dollars, payable with respect thereto;
(v)    the method used to calculate the royalties; and
(vi)    the exchange rates used.
If no sales of Licensed Products have been made and no Sublicense revenue has been received by LICENSEE during any reporting period, LICENSEE shall so report. The reports referred to in this Section 4.1(b) should be marked with the following title and case number: “License Agreement between UCSD and PROTHENA BIOSCIENCES for case 2002-035” and shall be submitted as attachment to UCSD’s email address: tto-reports@ucsd.edu.
4.2    Records & Audits.
(a)    LICENSEE shall keep, and shall require its Affiliates and Sublicensees to keep, accurate and correct records of all Licensed Products manufactured, used, and sold, and Sublicense fees received under this Agreement. Such records shall be retained by LICENSEE for at least [***] years following a given reporting period.
(b)    All records shall be available during normal business hours for inspection at the expense of UNIVERSITY by UNIVERSITY’s Internal Audit Department or by a Certified Public Accountant selected by UNIVERSITY and in compliance with the other terms of this Agreement for the sole purpose of verifying reports and payments or other compliance issues. Such inspector shall not disclose to UNIVERSITY any information other than information relating to the accuracy of reports and payments made under this Agreement or other compliance issues. In the event that any such inspection shows an under reporting and underpayment in excess of [***] for any twelve-month (12-month) period, UNIVERSITY shall provide LICENSEE with a report of such inspector’s findings and conclusions. If LICENSEE does not dispute the report, then LICENSEE shall pay the cost of the audit as well as any additional sum that would have been payable to UNIVERSITY had the LICENSEE reported correctly, plus an interest charge at a rate of [***] per year. Such interest shall be

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calculated from the date the correct payment was due to UNIVERSITY up to the date when such payment is actually made by LICENSEE. For underpayment not in excess of [***] for any twelve-month (12-month) period, LICENSEE shall pay the difference within [***] days without interest charge or inspection cost. Any unresolved dispute between the parties regarding the report shall first be referred to the Chief Financial Officer of LICENSEE and UNIVERSITY’s Assistant Vice Chancellor, Technology Transfer. If the dispute has not been resolved within [***] days after such referral, then the parties may pursue any and all remedies that may be available under this Agreement, at law and in equity.
4.3    Payments.
(a)    All fees, reimbursements and royalties due UNIVERSITY shall be paid in United States dollars and all checks shall be made payable to “The Regents of the University of California”, referencing UNIVERSITY’s taxpayer identification number, 95-6006144, and sent to UNIVERSITY according to Paragraph 10.1 (Correspondence). When Licensed Products are sold in currencies other than United States dollars, LICENSEE shall first determine the earned royalty in the currency of the country in which Licensed Products were sold and then convert the amount into equivalent United States funds, using the exchange rate quoted in the Wall Street Journal on the last business day of the applicable reporting period.
(b)    Royalty Payments
(i)    Royalties shall accrue when Licensed Products are invoiced, or if not invoiced, when delivered to a third party or Affiliate.
(ii)    LICENSEE shall pay earned royalties quarterly [***]. Each such payment shall be for earned royalties accrued within LICENSEE’s most recently completed calendar quarter.
(iii)    Royalties earned on sales occurring in any country outside the United States (“Ex-US”) or royalty income arising from any Sublicense granted pursuant to this Agreement Ex-US shall not be reduced by LICENSEE for any taxes, fees, or other charges imposed by the government of such country affecting the payment of royalty income to UNIVERSITY, except as allowed under Paragraph 1.7. Payments are actually made by LICENSEE or SUBLICENSEE in fulfillment of UNIVERSITY’s tax liability in any particular country may be credited against earned royalties or fees due UNIVERSITY for that country. LICENSEE shall pay all bank charges resulting from the transfer of such royalty payments. LICENSEE shall deliver to UNIVERSITY, upon UNIVERSITY’s request, proof of payment of all such taxes. Each party shall provide assistance to the other party in seeking any benefits available to such party with respect to government tax withholdings by any relevant law or double tax treaty.
(iv)    If at any time legal restrictions prevent the prompt remittance of part or all royalties by LICENSEE with respect to any country where a Licensed Product is sold or a Sublicense is granted pursuant to this Agreement,

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LICENSEE shall convert the amount owed to UNIVERSITY into US currency and shall pay UNIVERSITY directly from its US sources of funds for as long as the legal restrictions apply.
(v)    In the event that any patent or patent claim within Patent Rights is held invalid in a final decision by a patent office from which no appeal or additional patent prosecution has been or can be taken, or by a court of competent jurisdiction and last resort and from which no appeal has or can be taken, all obligation to pay royalties based solely on that patent or claim or any claim patentably indistinct therefrom shall cease as of the date of such final decision. LICENSEE shall not, however, be relieved from paying any royalties that accrued before the date of such final decision, that are based on another patent or claim not involved in such final decision.
(vi)    Royalty payments under Article 3, recoveries and settlements under Article 5, and royalty reports under 4.1(b) shall be rendered for any and all Licensed Products even if due after expiration of the Agreement. If no utilization of Technology and no applicable Patent Rights existed in the Territory at the time of any making, use, sale, offer for sale, or import, then no royalty payments or royalty reports shall be due.
(c)    Late Payments. In the event royalty, reimbursement and/or fee payments are not received by UNIVERSITY when due, LICENSEE shall pay to UNIVERSITY the interest charges at a rate of [***] per year. Such interest shall be calculated from the date payment was due until actually received by UNIVERSITY.
ARTICLE 5. PATENT MATTERS
5.1    Patent Prosecution and Maintenance.
(a)    LICENSEE agrees to diligently prosecute and maintain the patents and patent applications described under the Patent Rights. LICENSEE shall provide UNIVERSITY with copies of all relevant documentation relating to such prosecution and UNIVERSITY shall keep this documentation confidential. The counsel shall take instructions only from LICENSEE. Additional filings related to the Invention shall determine inventorship in accordance with US patent law and ownership shall follow inventorship. All patent filings and all patent prosecution decisions and related filings (e.g. responses to office actions) shall be at LICENSEE’s final discretion (prosecution includes, but is not limited to, interferences, oppositions and any other inter partes matters originating in a patent office).
(b)    LICENSEE shall consider amending any patent application in Patent Rights to include claims reasonably requested by UNIVERSITY to protect the products contemplated to be sold by LICENSEE under this Agreement.
(c)    If LICENSEE decides to discontinue prosecution or maintenance of any Patent Right, LICENSEE agrees to notify UNIVERSITY in sufficient time for UNIVERSITY to decide whether they wish to assume responsibility for that patent or application. UNIVERSITY will notify LICENSEE of their decision in a timely manner. If UNIVERSITY reasonably disagrees with the abandonment of said Patent

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Right LICENSEE shall continue prosecution or maintenance of such Patent Right as set forth in Sections 5.1(a) and (b).
(d)    Should LICENSEE in its sole discretion decide to apply for an extension of the term of any patent in Patent Rights if appropriate under the Drug Price Competition and Patent Term Restoration Act of 1984 and/or European, Japanese and other foreign counterparts of this law., LICENSEE shall prepare all documents for such application, and UNIVERSITY shall execute such documents and take any other additional action as LICENSEE reasonably requests in connection therewith.
5.2    Patent Infringement.
(a)    In the event that UNIVERSITY (to the extent of the actual knowledge of the licensing professional responsible for the administration of this Agreement) or LICENSEE (to the extent of the actual knowledge of LICENSEE’s employee(s) responsible for the administration of this Agreement) learns of infringement of potential commercial significance in the Field of any Valid Claim, the knowledgeable party will provide the other (i) with written notice of such infringement and (ii) with any evidence of such infringement available to it (the “Infringement Notice”). During the period in which, and in the jurisdiction where, LICENSEE has exclusive rights under this Agreement, neither UNIVERSITY nor LICENSEE will notify a third party (including the infringer) of infringement or put such third party on notice of the existence of any Patent Rights without first obtaining consent of the other. If LICENSEE notifies a third party of infringement or puts such third party on notice of the existence of any Patent Rights with respect to such infringement without first obtaining the written consent of UNIVERSITY and UNIVERSITY is sued in declaratory judgment, UNIVERSITY shall have the right to terminate this Agreement immediately without the obligation to provide [***] days’ notice as set forth in Paragraph 7.1. Both UNIVERSITY and LICENSEE will use their reasonably diligent efforts to cooperate with each other to abate such infringement without litigation.
(b)    If infringing activity of potential commercial significance by the infringer has not been abated within [***] days following the date the Infringement Notice takes effect, LICENSEE shall have the first right to institute suit for patent infringement against the infringer. UNIVERSITY may voluntarily join such suit, but may not thereafter commence suit against the infringer for the acts of infringement that are the subject of LICENSEE’s suit or any judgment rendered in that suit. LICENSEE may not join UNIVERSITY in a suit initiated by LICENSEE without UNIVERSITY’s prior written consent. Since UCSD does not have the authority to commit UNIVERSITY to joining such suit, UCSD shall request and recommend that UNIVERSITY, if deemed to be a necessary party by a court of competent jurisdiction and in the absence of a conflict that would prevent UNIVERSITY from doing so, join such suit at LICENSEE’S expense. LICENSEE will pay any costs incurred by UNIVERSITY arising out of such suit, including but not limited to, any legal fees of counsel that UNIVERSITY selects and retains to represent it in the suit.
(c)    If, within [***] days following the date the Infringement Notice takes effect, infringing activity of potential commercial significance by the infringer has not been abated and if LICENSEE has not brought suit against the infringer, UNIVERSITY

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may institute suit for patent infringement against the infringer. If UNIVERSITY institutes such suit, LICENSEE may not join such suit without UNIVERSITY’s consent and may not thereafter commence suit against the infringer for the acts of infringement that are the subject of UNIVERSITY’s suit or any judgment rendered in that suit. UNIVERSITY shall not admit the invalidity or unenforceability of any Patent Rights without LICENSEE’s prior written consent.
(d)    Notwithstanding anything to the contrary in this Agreement:
(A)    in the event that the infringement or potential infringement pertains to an issued patent included within the Patent Rights and written notice is given under any statute expediting litigation (e.g. the Drug Price Competition and Patent Term Restoration Act of 1984 and/or foreign counterparts of this Law) ("Act"), then the party in receipt of such notice under the Act (in the case of UNIVERSITY to the extent of the actual knowledge of the licensing officer responsible for the administration of this Agreement) shall provide the Infringement Notice to the other party promptly. If the time period is such that the LICENSEE will lose the right to pursue legal remedy for infringement by not notifying a third party or by not filing suit, the notification period and the time period to file suit will be accelerated to within [***] days of the date of such notice under the Act to either party.
(B)    The parties shall cooperate to comply with the provisions of the Patient Protection and Affordable Care Act (H.R. 3590) required to protect and enforce Patent Rights including without limitation the Public Health Service Act (42 U.S.C. 262) Sections 351 (1)(1)-(6), (8) and (9).
(e)    Any recovery or settlement received in connection with any suit will first be shared by UNIVERSITY and LICENSEE proportionately to cover the litigation costs each incurred except as to those of its costs paid by the other party to this Agreement. In any suit initiated by LICENSEE, any recovery in excess of litigation costs will be shared between LICENSEE and UNIVERSITY as follows: (A) UNIVERSITY will receive [***] of the recovery if UNIVERSITY was not a party in the; or (B) UNIVERSITY will receive [***] of the recovery if UNIVERSITY was a party in the litigation. In any suit initiated by UNIVERSITY, any recovery in excess of litigation costs will be shared between LICENSEE and UNIVERSITY as follows: (A) LICENSEE will receive fifteen percent (15%) of the recovery if LICENSEE was not a party in the suit; or (B) LICENSEE will receive [***] of the recovery if LICENSEE was a party in the litigation. UNIVERSITY and LICENSEE agree [***]. LICENSEE and UNIVERSITY will [***].
(f)    Any agreement made by LICENSEE for purposes of settling litigation or other dispute shall comply with the requirements of Section 2.2 (Sublicenses) of this Agreement.
(g)    Each party will cooperate with the other in litigation proceedings instituted hereunder but at the expense of the party who initiated the suit (unless such suit is being jointly prosecuted by the parties).

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(h)    Any litigation proceedings will be controlled by the party bringing the suit, except that UNIVERSITY may be represented by counsel of its choice in any suit brought by LICENSEE.
5.3    Patent Marking. LICENSEE shall mark all Licensed Products made, used or sold under the terms of this Agreement, or their containers, in accordance with the applicable patent marking laws. LICENSEE shall be responsible for all monetary and legal liabilities arising from or caused by (i) failure to abide by applicable patent marking laws and (ii) any type of incorrect or improper patent marking.
ARTICLE 6. GOVERNMENTAL MATTERS
6.1    Governmental Approval or Registration. If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, LICENSEE shall assume all legal obligations to do so. LICENSEE shall notify UNIVERSITY if it becomes aware that this Agreement is subject to a United States or foreign government reporting or approval requirement. LICENSEE shall make all necessary filings and pay all costs including fees, penalties, and all other out-of-pocket costs associated with such reporting or approval process.
6.2    Export Control Laws. LICENSEE shall observe all applicable United States and foreign laws with respect to the transfer of Licensed Products and related technical data to foreign countries, including, without limitation, the International Traffic in Arms Regulations and the Export Administration Regulations.
ARTICLE 7. TERMINATION OR EXPIRATION OF THE AGREEMENT
7.1    Termination by UNIVERSITY.
(a)    If LICENSEE fails to perform or violates any term of this Agreement, then UNIVERSITY may give written notice of default (“Notice of Default”) to LICENSEE. If LICENSEE fails to cure the default within sixty (60) days of the Notice of Default, UNIVERSITY may terminate this Agreement and the license granted herein by a second written notice (“Notice of Termination”) to LICENSEE. If a Notice of Termination is sent to LICENSEE, this Agreement shall automatically terminate on the effective date of that notice. Termination shall not relieve LICENSEE of its obligation to pay any fees owed at the time of termination and shall not impair any accrued right of UNIVERSITY. During the term of any such Notice of Default or period to cure, to the extent the default at issue is a failure to pay past or ongoing Patent Costs as provided for under this Agreement, UNIVERSITY shall have no obligation to incur any new Patent Costs under this Agreement and shall have no obligation to further prosecute Patent Rights or file any new patents under Patent Rights.
(b)    This Agreement will terminate immediately, without the obligation to provide sixty (60) days’ notice as set forth in Paragraph 7.1(a), if LICENSEE files a claim including in any way the assertion that any portion of UNIVERSITY’s Patent Rights is invalid or unenforceable where the filing is by the LICENSEE, a third party on behalf of the LICENSEE, or a third party at the written urging of the LICENSEE.

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(c)    This Agreement shall automatically terminate without the obligation to provide sixty (60) days’ notice as set forth in Paragraph 7.1(a) upon the filing of a petition for relief under the United States Bankruptcy Code by or against the LICENSEE as a debtor or alleged debtor.
7.2    Termination by LICENSEE.
(a)    LICENSEE shall have the right at any time and for any reason to terminate this Agreement upon a ninety (90) day written notice to UNIVERSITY. Said notice shall state LICENSEE’s reason for terminating this Agreement.
(b)    Any termination under Paragraph 7.2(a) shall not relieve LICENSEE of any obligation or liability accrued under this Agreement prior to termination or rescind any payment made to UNIVERSITY or action by LICENSEE prior to the time termination becomes effective. Termination shall not affect in any manner any rights of UNIVERSITY arising under this Agreement prior to termination.
7.3    Survival on Termination or Expiration. The following Paragraphs and Articles shall survive the termination or expiration of this Agreement:
(a)    Article 4 (REPORTS, RECORDS AND PAYMENTS), to the extent by their nature the applicable provisions of Article 4 would be reasonably expected to survive.
(b)    Article 8 (LIMITED WARRANTY AND INDEMNIFICATION);
(c)    Article 9 (USE OF NAMES AND TRADEMARKS); and
(d)    Article 10.
ARTICLE 8. LIMITED WARRANTY AND INDEMNIFICATION
8.1    Limited Warranty.
(a)    UNIVERSITY warrants that it has the lawful right to grant this license. This warranty does not include Patent Rights to the extent assigned, or otherwise licensed, by UNIVERSITY’s inventors to third parties.
(b)    The license granted herein are is provided “AS IS” and without WARRANTY OF MERCHANTABILITY or WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE or any other warranty, express or implied. UNIVERSITY makes no representation or warranty that the Licensed Product, Licensed Method or the use of Patent Rights will not infringe any other patent or other proprietary rights.
(c)    NEITHER PARTY WILL BE LIABLE FOR ANY LOST PROFITS, COSTS OF PROCURING SUBSTITUTE GOODS OR SERVICES, LOST BUSINESS, ENHANCED DAMAGES FOR INTELLECTUAL PROPERTY INFRINGEMENT, OR FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, OR OTHER SPECIAL DAMAGES SUFFERED BY THE OTHER PARTY, SUBLICENSEES, OR AFFILIATES ARISING OUT OF OR RELATED TO THIS AGREEMENT FOR ALL CAUSES OF ACTION OF ANY KIND (INCLUDING

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

TORT, NEGLIGENCE, STRICT LIABILITY AND BREACH OF WARRANTY) EVEN IF UNIVERSITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. ALSO, UNIVERSITY WILL NOT BE LIABLE FOR ANY DIRECT DAMAGES SUFFERED BY LICENSEE, SUBLICENSEES, JOINT VENTURES, OR AFFILIATES ARISING OUT OF OR RELATED TO PATENT RIGHTS TO THE EXTENT ASSIGNED, OR OTHERWISE LICENSED, BY UNIVERSITY’S INVENTORS TO THIRD PARTIES.
(d)    Nothing in this Agreement shall be construed as:
(i)    a warranty or representation by UNIVERSITY as to the validity or scope of any Patent Rights;
(ii)    a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or shall be free from infringement of patents of third parties;
(iii)    an obligation to bring or prosecute actions or suits against third parties for patent infringement except as provided in Section 5.2 hereof;
(iv)    conferring by implication, estoppel or otherwise any license or rights under any patents of UNIVERSITY other than Patent Rights as defined in this Agreement, regardless of whether those patents are dominant or subordinate to Patent Rights; or
(v)    an obligation to furnish any know-how not provided in Patent Rights.
8.2    Indemnification.
(a)    LICENSEE will, and will require Sublicensees to, indemnify, hold harmless, and defend UNIVERSITY and its officers, employees, and agents; the sponsors of the research that led to the Invention; and the inventors of patents or patent applications under Patent Rights, and their employers; against any and all product liability claims, suits, losses, damages, costs, fees, and expenses resulting from, or arising out of, the exercise of this license or any Sublicense.
(b)    LICENSEE, at its sole cost and expense, shall insure its activities in connection with the work under this Agreement and obtain, keep in force and maintain insurance or an equivalent program of self-insurance as follows:
comprehensive or commercial general liability insurance (contractual liability included) with limits of at least:
(i)    [***]
(ii)    [***]
(iii)     Worker’s Compensation as legally required in the jurisdiction in which the LICENSEE is doing business; and

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(iv)    the coverage and limits referred to above shall not in any way limit the liability of LICENSEE.
(c)    UNIVERSITY shall notify LICENSEE in writing of any claim or suit brought against UNIVERSITY in respect of which UNIVERSITY intends to invoke the provisions of this Article. LICENSEE shall keep UNIVERSITY informed on a current basis of its defense of any claims under this Article. LICENSEE will not settle any claim against UNIVERSITY without UNIVERSITY’s written consent, where (a) such settlement would include any admission of liability or admission of wrong doing on the part of the indemnified party, (b) such settlement would impose any restriction on UNIVERSITY/indemnified party’s conduct of any of its activities, or (c) such settlement would not include an unconditional release of UNIVERSITY/indemnified party from all liability for claims that are the subject matter of the settled claim.
ARTICLE 9. USE OF NAMES AND TRADEMARKS
9.1    Except as provided in 9.3, nothing contained in this Agreement confers any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of either party hereto (including contraction, abbreviation or simulation of any of the foregoing). Unless required by law, and except for investor presentations and in connection with due diligence, the use by LICENSEE of the name, “The Regents of the University of California” or the name of any campus of the University of California in advertising, publicity, or other promotional activities is prohibited, without the express written consent of UNIVERSITY.
9.2    UNIVERSITY may disclose to the Inventors the terms and conditions of this Agreement upon their request. If such disclosure is made, UNIVERSITY shall request the Inventors not disclose such terms and conditions to others.
9.3    The parties may acknowledge the existence of this Agreement and the extent of the grant in Article 2 to third parties, but shall not, without the prior written consent of the other party, such consent not to be unreasonably withheld, conditioned, or delayed, disclose the financial terms of this Agreement to third parties, except where required by law to do so, such as under the California Public Records Act.
LICENSEE does not grant UNIVERSITY (including UCSD) permission to include LICENSEE’s name and a link to LICENSEE’s website in UNIVERSITY’s and UCSD’s annual reports and on UNIVERSITY’s (including UCSD’s) websites that showcase technology transfer related stories.
ARTICLE 10. MISCELLANEOUS PROVISIONS
10.1    Correspondence. Any notice or payment required to be given to either party under this Agreement shall be deemed to have been properly given and effective:
(a)    on the date of delivery if delivered in person, or
(b)    five (5) days after mailing if mailed by first-class or certified mail, postage paid, to the respective addresses given below, or to such other address as is designated by written notice given to the other party.

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If sent to LICENSEE:

Notices:	Neotope Biosciences Limited 25-28 North Wall Quay Dublin 1 Ireland Attention: Director
With a copy to:
Prothena Biosciences Inc,
650 Gateway Boulevard
South San Francisco, CA 94080
Attn: Tara Nickerson
Invoices:    accounting@prothena.com
If sent to UNIVERSITY by mail:
University of California, San Diego
Technology Transfer Office
9500 Gilman Drive, Mail Code 0910
La Jolla, CA 92093-0910 Attention:
Assistant Vice Chancellor
If sent to UNIVERSITY by courier:
University of California, San Diego
Technology Transfer Office
10300 North Torrey Pines Road
Torrey Pines Center North, Third Floor
La Jolla, CA 92037
Attention: Assistant Vice Chancellor
10.2    Secrecy.
(a)    “Confidential Information” shall mean information, relating to the Invention and the Patent Rights, and information disclosed by a party to the other party in connection with negotiation, terms and performance of this Agreement which if disclosed in writing shall be marked “Confidential”, or if first disclosed otherwise, shall within [***] days of such disclosure be reduced to writing by UNIVERSITY and sent to LICENSEE:
(b)    The receiving party shall:
(i)    use the Confidential Information for the sole purpose of performing under the terms of this Agreement;
(ii)    safeguard Confidential Information against disclosure to others with the same degree of care as it exercises with its own data of a similar nature;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(iii)    except as otherwise permitted herein, not disclose Confidential Information to others (except to its employees (not applicable to UNIVERSITY’s employees, except to the extent related to the terms of this Agreement), agents, Sublicensees, Affiliates or consultants who are bound to the receiving party by a like obligation of confidentiality) without the express written permission of the disclosing party, except that the receiving party shall not be prevented from using or disclosing any of the Confidential Information that:
(A)    the receiving party can demonstrate by written records was previously known to it;
(B)    is now, or becomes in the future, public knowledge other than through acts or omissions of the receiving party;
(C)    is lawfully obtained by the receiving party from sources independent of disclosing party; or
(D)    is required to be disclosed by law or a court of competent jurisdiction; and
(c)    The secrecy obligations of the parties with respect to Confidential Information shall continue for a period ending [***] years from the termination date of this Agreement.
(d)    Notwithstanding the foregoing, LICENSEE may, without UNIVERSITY’s prior consent, disclose this Agreement to potential Sublicensees in connection with due diligence.
10.3    Assignability. This Agreement shall be binding upon and inure to the benefit of LICENSEE and UNIVERSITY and their respective successors and permitted assigns. Neither party may delegate its obligations under this Agreement or assign or otherwise transfer this Agreement without the prior written consent of the other party; provided, however, that either party may, without prior consent, assign this Agreement and/or the rights and obligations thereunder to an Affiliate, or to a third party who acquires all, or substantially all of the business relating to the subject matter of this Agreement. The parties agree to notify the other party of any such assignment.
10.4    No Waiver. No waiver by either party of any breach or default of any covenant or agreement set forth in this Agreement shall be deemed a waiver as to any subsequent and/or similar breach or default.
10.5    Governing Laws. THIS AGREEMENT SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, but the scope and validity of any patent or patent application shall be governed by the applicable laws of the country of the patent or patent application.
10.6    Force Majeure. A party to this Agreement may be excused from any performance required herein if such performance is rendered impossible or unfeasible due to any catastrophe or other major event beyond its reasonable control, including, without limitation,

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war, riot, and insurrection; laws, proclamations, edicts, ordinances, or regulations; strikes, lockouts, or other serious labor disputes; and floods, fires, explosions, or other natural disasters. When such events have abated, the non-performing party’s obligations herein shall resume.
10.7    Headings. The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.
10.8    Entire Agreement. This Agreement embodies the entire understanding of the parties and supersedes all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof; provided, however, that the Secrecy Agreement shall remain in full force and effect for all disclosures between the parties prior to the Effective Date of this Agreement.
10.9    Amendments. No amendment or modification of this Agreement shall be valid or binding on the parties unless made in writing and signed on behalf of each party.
10.10    Severability. In the event that any of the provisions contained in this Agreement is held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal, or unenforceable provisions had never been contained in it.
IN WITNESS WHEREOF, both UNIVERSITY and LICENSEE have executed this Agreement, in duplicate originals, by their respective and duly authorized officers on the day and year written.

NEOTOPE BIOSCIENCES LTD.	THE REGENTS OF THE UNIVERSITY OF CALIFORNIA:
By: /s/ Shane Cooke	By: /s/ Jane Moores
(Signature)	(Signature)
Name: Shane Cooke	Jane Moores, PH.D.
Title: Director	Assistant Vice Chancellor-Technology Transfer
Date: 04 November 2013	Date: 10/21/13

I concur in Sections 2.3(e) and 10.2 (subject to UNIVERSITY's rights in Sections 2.3a-c) only as they exist on the date of my signature. I am not a party to this Agreement.
By: /s/ Eliezer Masliah
(Signature)
Dr. Eliezer Masliah

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A
Created 10/23/2012
[***]

1
[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.